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                                                                   EXHIBIT 11


                                  GEOGRAPHICS, INC.
                          COMPUTATION OF EARNINGS PER SHARE
                                     (Unaudited)


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                                                              Three Months Ended
                                                        Sept. 30, 1996    Sept. 30, 1995
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
PRIMARY EARNINGS PER COMMON SHARE:
Net income used to compute primary earnings per share      $  373,106       $  374,210
                                                           ----------       ----------
                                                           ----------       ----------
Weighted average number of shares outstanding               9,393,547        5,789,818
Add:     Weighted average number of shares which could
         have been issued upon exercise of outstanding
         options                                               22,940          286,915
Add:     Weighted average number of shares which could
         have been issued upon exercise of outstanding
         warrants                                              11,323           93,438
                                                           ----------       ----------
Weighted average number of shares used to
         compute primary earnings per share                 9,427,810        6,170,171
                                                           ----------       ----------
                                                           ----------       ----------
Primary earnings per share                                 $     0.04       $     0.06
                                                           ----------       ----------
                                                           ----------       ----------
FULLY DILUTED EARNINGS PER COMMON SHARE:
Net income                                                 $  373,106       $  374,210

Add:     Interest which would not have been incurred,
         net of tax, upon conversion of 8% debentures               0            7,208
Add:     Interest which would not have been incurred,
         net of tax, upon conversion of 11% debentures              0            3,063
Add:     Interest which would not have been incurred,
         net of tax, upon conversion of 10.25% debenture            0            2,502
                                                           ----------       ----------
Net income used to calculate fully diluted earnings
         per share                                         $  373,106       $  386,983
                                                           ----------       ----------
                                                           ----------       ----------
Weighted average number of shares outstanding               9,393,547        5,789,818
Add:     Weighted average number of shares which could
         have been issued upon exercise of outstanding
         options                                               22,933          431,156
Add:     Weighted average number of shares which could
         have been issued upon exercise of outstanding
         warrants                                              11,323          117,663
Add:     Weighted average number of shares which could
         have been issued upon conversion of 8% debentures          0          468,634
Add:     Weighted average number of shares which could
         have been issued upon conversion of 11% debentures         0          183,442
Add:     Weighted average number of shares which could
         have been issued upon conversion of 10.25%
         debentures                                                 0           44,710
                                                           ----------       ----------
Weighted average number of shares used to compute
        fully diluted earnings per share                    9,427,803        7,035,423
                                                           ----------       ----------
                                                           ----------       ----------
Fully diluted earnings per share                           $     0.04       $     0.06
                                                           ----------       ----------
                                                           ----------       ----------
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